UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 976) Rosemead, California 91770 (Address of principal executive offices)	2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-2222 (Registrant's telephone number, including area code)	(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibits include forward-looking statements. Edison International and Southern California Edison Company based these forward-looking statements on their current expectations and projections about future events in light of their knowledge of facts as of the date of this current report and their assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and Southern California Edison Company. Edison International and Southern California Edison Company have no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's and Southern California Edison Company's combined Annual Report on Form 10-K for the year ended December 31, 2015.

Item 8.01	Other Events
On February 6, 2017, Southern California Edison Company (“SCE”), a subsidiary of Edison International, along with Pacific Gas and Electric Company, San Diego Gas & Electric Company, and Southern California Gas Company (collectively, the “Investor-Owned Utilities”), entered into a Memorandum of Understanding ("MOU") with the California Public Utilities Commission’s (“CPUC”) Office of Ratepayer Advocates ("ORA") and The Utility Reform Network ("TURN") to:

•	Extend the next cost of capital application filing deadline two years to April 22, 2019 for the year 2020;

•	Reset each Investor-Owned Utility's authorized cost of long-term debt and preferred stock in 2018; and

•	Reduce each Investor-Owned Utility's authorized return on equity ("ROE") in 2018.
To implement the MOU, on February 7, 2017, the Investor-Owned Utilities, ORA, and TURN have jointly submitted to the CPUC a petition for modification (“PFM”) of prior CPUC decisions addressing these issues. If and once the PFM is granted by the CPUC, each Investor-Owned Utility will submit to the CPUC in September 2017 its respective updated cost of capital and corresponding revenue requirement impacts with an effective date of January 1, 2018. While the actual changes to SCE's revenue requirement resulting from the PFM will not be known until SCE's filing in September 2017, SCE estimates that its annual revenue requirement will be reduced by approximately $66 million (approximately $39 million after-tax), beginning in 2018. Changes in market interest rates can have material effects on the cost of SCE’s future financings and consequently on the estimated change in annual revenue requirements.
If the PFM is granted, SCE’s authorized return on common equity (“ROE”) will be reduced from the current 10.45% to 10.30% beginning January 1, 2018. The PFM provides that the Investor-Owned Utilities will reset their long-term debt, preferred stock and common equity costs for the year 2018, which will then remain unchanged until December 31, 2019, unless they are changed by the operation of the cost of capital adjustment mechanism. The long-term debt cost reset will reflect actual embedded costs as of the end of August 2017 and forecasted interest rates for the variable long-term debt and new long-term debt scheduled to be issued for the remainder of 2017 and all of 2018. The preferred stock cost reset will reflect new issuances since 2013 and new issuances projected to be issued in 2017 and 2018.
Under the requested extension, SCE’s current ratemaking capital structure (48% common equity, 43% long-term debt, and 9% preferred equity) will remain unchanged. The cost of capital adjustment mechanism would not operate in 2017 but could operate in 2018 to change the cost of capital for 2019. If the mechanism is activated for 2019, SCE’s cost of capital, including its new 10.30% ROE will be adjusted according to the existing terms of the mechanism.
For more information about SCE’s cost of capital and the adjustment mechanism, see Edison International’s and SCE’s joint Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: February 7, 2017

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Connie J. Erickson
Connie J. Erickson
Vice President and Controller

Date: February 7, 2017